CALTON, INC.
                            FORM 10-K
             FOR FISCAL YEAR ENDED NOVEMBER 30, 1995

                          EXHIBIT 10.3
             AMENDED AND RESTATED 1993 NON-QUALIFIED
                        STOCK OPTION PLAN
                        DATED MAY 28, 1993

                            May 28, 1993
                            CALTON, INC.

    AMENDED AND RESTATED 1993 NON-QUALIFIED STOCK OPTION PLAN



1.   Name; Statement of Purpose; Effective Date.       (a) The
name of this Plan is "Calton, Inc. Amended and Restated 1993
Non-Qualified Stock Option Plan" (the "Plan").

     (b) The purpose of this Plan is to benefit Calton, Inc. ("Calton" or the "Company") and its subsidiaries by offering certain present and future key operations or senior management level employees of the Company or its subsidiaries an opportunity to acquire and become holders of common stock of the Company over a period of years; thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or its subsidiaries. All references herein to the Company's common stock shall mean common stock, $.01 par value, of Calton. The term "subsidiary" shall mean a corporation in which the Company owns, directly or indirectly, a majority of the voting stock.

     (c) The Plan shall become effective on May 28, 1993 (the
"Effective Date").

2. Administration. (a) The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). All questions of interpretation and construction of the Plan, of any option agreement(s) executed in connection with the Plan, of any options granted under the Plan and any other matters related to the Plan shall be determined by the Committee, and shall be final and conclusive upon all persons having an interest in the Plan and any option granted pursuant to the Plan. The Committee may, from time-to-time, adopt such rules and regulations for carrying out the Plan as it may deem appropriate.

      (b) The Committee shall determine and designate from time to time those eligible employees of the Company and its subsidiaries to whom options are to be granted (each a "Participant" and collectively, the "Participants"). An eligible employee is a key operations or senior management level employee of the Company or its subsidiaries who, in the judgment of the Committee, is in a position to contribute substantially to the success of the Company (the "Eligible Employee"). The Committee may grant options to Participants in such amounts as the Committee shall from time to time determine, subject to the following limitations. The Chief Executive Officer of the Company may be granted options for no more than fifty percent (50%) of all shares of the Company's common stock reserved for issuance under the Plan. Each other officer of the Company may be granted options for no more than thirty-five percent (35%) of all shares of the Company's common stock reserved for issuance under the Plan. Each other Eligible Employee may be granted options for no more than thirty-five percent (35%) of all shares of the Company's common stock reserved for issuance under the Plan. Factors which may be included in the Committee's determination of the granting of options to Participants include, without limitation, the Participant's responsibilities, performance and potential. No member of the Committee shall be eligible to receive an option under the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

3. Shares Subject to the Plan. The aggregate number of shares of the Company's common stock reserved for issuance under the Plan shall be one million, four hundred and ninety-two thousand, six hundred and five (1,492,605) (a "Share" or the "Shares"), subject to any adjustment pursuant to Section 7 below. The shares to be issued under the Plan shall be made available either from authorized but unissued shares of common stock of the Company or from authorized and issued shares of the Company's common stock that are held by the Company as treasury shares, including shares acquired by the Company in open market and private transactions. Shares issued under the Plan shall be subject to the terms and conditions specified in the Plan and to such other terms and conditions as the Committee may provide. If any option granted under the Plan shall terminate or expire unexercised, in whole or in part, prior to the termination of the Plan, the Shares so released from the option may be made the subject of additional options granted under the Plan; provided that, in the event a Plan Participant exercises an option pursuant to an "Appreciation Rights Election," as defined in
Section 6 below, the number of Shares equal to the difference between (i) the number of Shares with respect to which the option was exercised and the "Appreciation Rights Election" made and (ii) the number of Shares received by the Participant, may not be made the subject of additional options granted under the Plan.

  4. Option Exercise Price. The exercise price of an option shall be determined by the Committee at the time of grant.

  5. Duration of Options and Vesting of Options. Except as otherwise provided in Section 7 and Section 8 hereof, each option granted under the Plan shall be for such term as determined by the Committee in its discretion at the date of grant, but not more than ten (10) years from such date of grant. Except as otherwise provided in Section 7 and Section 8 hereof, each option granted under the Plan shall become exercisable with respect to one-third (1/3) of the total number of Shares subject to the option twelve (12) months after the date of grant and with respect to an additional one-third (1/3) of the total number of Shares subject to the option at the end of each twelve (12) month period thereafter during the succeeding two (2) years. Subject to the foregoing, all or any part of the Shares subject to an option as to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the term of such option.

  6. Exercise of Option and Payment of Option Price. A Plan Participant may exercise an option, or any part thereof, on or after such option, or a part thereof, has completely vested by giving written notice to the Company. In exercising an option granted under the Plan, or a part thereof, the Participant, in his or her sole discretion, may select one (1) of the following three (3) methods: (i) the Participant may purchase the Shares subject to the option by remitting to the Company, contemporaneous with the issuance of the notice of exercise to the Company, the sum of the aggregate exercise price, in cash, cashier's check, certified check, shares of the Company's common stock owned by the Participant prior to such exercise, provided that the Participant has owned and held such shares for a period not less than six (6) months, with a "Fair Market Value" (as defined below) on the day preceding the date of exercise equal to the aggregate exercise price, or any combination thereof, and the "Tax Withholding Amount" (as defined in Subsection (b) below) ("Exercise Buy"); or (ii) the Participant may exercise an option and sell, or have sold on his behalf, a number of the Shares subject to the option in an open market transaction on the date of exercise, without any cost of sale to the Participant, which approximates the number of Shares that upon sale on the exercise date would be required to yield cash proceeds equivalent to the sum of the aggregate exercise price plus the "Tax Withholding Amount," and the Participant shall be entitled to receive a number of Shares equal to the difference between the number of Shares with respect to which the option was exercised and the number of Shares sold by or on behalf of the Participant in accordance with the above terms as well as the proceeds of the sale of Shares remaining after payment to the Company of the aggregate option exercise price and applicable "Tax Withholding Amount" ("Exercise Sell"); or (iii) with respect to an option which has been held by the Participant for not less than six (6) months, the Participant may exercise the option and sell, or have sold on his or her behalf, in an open market transaction on the date of exercise, a number of the Shares subject to the option which approximates the number of Shares that upon sale on the exercise date will be required to yield cash proceeds equivalent to the sum of the aggregate exercise price plus fifty percent (50%) of the "Appreciated Value," which is the difference between the total fair market value of the Shares on the date of exercise, based on the sales price of the Shares on the exercise date, and the aggregate option exercise price, and the Appreciation Value shall be paid to the Participant fifty percent (50%) in cash, less the "Tax Withholding Amount," and fifty percent (50%) in shares (the "Appreciation Rights Election"); provided that, the Committee shall have the sole discretion to determine such other form in which payment will be made to a Participant who selects the Appreciation Rights Election, such as all cash, all Shares, or any other combination thereof; and provided further that, if the number of Shares so determined is not a whole number, such number shall be reduced to the next lower whole number with the remainder representing the fractional share paid to the Participant in cash. As used herein, "Fair Market Value" shall mean the arithmetic average of the highest and lowest sales prices of the Company's common stock reported by the American Stock Exchange on a particular date as published in the Wall Street Journal.

     At the time of the exercise of any option granted hereunder or, if applicable, any election by the Participant under Section 83 of the Code or the regulations thereunder in connection with his or her participation in the Plan (the "Election"), the Company shall require, as a condition of the exercise of such option or upon such an Election, the Participant to pay to the Company an amount equal to the amount of the tax the Company or its subsidiary may be required to withhold to obtain a deduction for federal and state income tax purposes as a result of the exercise of such option by the Participant or the Participant's Election, or to comply with applicable law (the "Tax Withholding Amount").

  7. Corporate Transactions; Adjustment of Shares. (a) In the event there is any change in the capital stock of the Company through a stock split, share combination or stock dividend or through a corporate transaction, including, without limitation, a merger, reorganization, or recapitalization, in which the Company is the surviving entity, except as otherwise provided in Section 7(b) below, outstanding options granted under the Plan shall apply to the securities to which a holder of the number of shares of common stock of the Company subject to the options would have been entitled by reason of any such corporate transaction and any other changes in the number or character of the shares to which the option relates or the exercise price of the option as may be made by the Committee in order to protect options granted under the Plan from dilution or any diminution in value or as may otherwise be equitable under the circumstances.

 (b) In the event of a corporate transaction in which the Company is not the surviving entity including, without limitation, a merger (other than a merger intended solely to change the Company's jurisdiction of incorporation), consolidation, reorganization, recapitalization, sale of substantially all of the Company's assets to an entity other than a subsidiary or other affiliated entity of the Company, or any merger, consolidation, reorganization, recapitalization or sale of all or substantially all of the Company's assets in which the previously outstanding common stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Company is a party, exchanged for common stock or other securities of another corporation or interest in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, (each, a "Corporate Transaction"), or a tender offer for fifty percent (50%) or more of the Company's voting stock regardless of whether or not the Company continues as a surviving corporation (the "Tender Offer"), or a change in control of the Company, as defined below, ("Change in Control"), the Plan Participant, in his or her sole discretion, may choose to: (i) accelerate all unvested options /and exercise all such unexercised options, or any part thereof, (utilizing any of the methods set forth in Section 6 hereof or if either the Exercise
Sell Method or Appreciation Rights Election is not available, because of the absence of a trading market for the Company's common stock on the date of consummation or any other reason, then the Participant shall be entitled to receive, without the payment of consideration, that number of Shares equal to the number of Shares issuable upon exercise of the option less the number of Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate exercise price of the exercised option) within thirty (30) days of receipt of notice of the Company's election to enter into any such Corporate
Transaction; provided that (a) the Participant's exercise of any such options in the event of a Corporate Transaction shall be conditioned upon the consummation of any such Corporate
Transaction (but such condition shall not preclude the Participant from receiving, with respect to the shares issuable upon the exercise of such options, the consideration issuable or payable in respect of shares of the Company's common stock pursuant to such Corporate Transaction), and (b) in the case of a Tender Offer or Change in Control, all options held by a Participant shall become automatically vested and the Participant may, subject to the other terms and provisions of the Plan, exercise any option held at any time prior to the expiration date of such option; or (ii) within ten (10) days of receiving notice of the Company's decision to enter into any such Corporate Transaction, provide the Company with written notice that the Board of the Company shall be obliged to specifically provide that the surviving entity will grant substitute options to the Participant to purchase securities of the surviving entity in exchange for the Participant's options granted under the Plan, and the underlying securities of such substitute options shall have a fair market value equivalent to the highest aggregate Fair Market Value of all Shares subject to the Participant's options, whether exercisable or not, from the date of public announcement through the effective date of the Corporate Transaction, and such substitute options shall be issued with an aggregate exercise price equal to the aggregate exercise price of the Shares subject to the Participant's options and subject to terms and conditions comparable to the terms and conditions of the Plan and any related option grant agreement; provided, however, that if a Participant elects to have the Board provide such substitute options, the Board, at its option, may within ten (10) days of receiving notice from the Participant elect to repurchase within sixty (60) days of the effective date of any such Corporate Transaction all of the Participant's options granted under the Plan (which repurchase right may be exercised by the surviving entity), whether vested or not, by paying a net purchase price equal to the difference between the highest Fair Market Value of the Shares subject to the Participant's options from the date of public announcement through the effective date of the Corporate Transaction and the aggregate exercise price of the Shares subject to the Participant's options; provided further, however, that if the Board determines not to arrange for substitute options and notifies the Participant that it has elected to exercise the Company's repurchase option, the Participant shall be entitled to exercise all of the unexercised options, or any part thereof, during the remainder of the thirty (30) day period described in (i) above; or (iii) within ten (10) days of receiving notice of the commencement of a Tender Offer, provide the Company with written notice that the Company shall be obliged to repurchase all of the Participant's options granted under the Plan, whether vested or not, by paying a net purchase price equal to the difference between the highest aggregate Fair Market Value of the Shares subject to the Participant's options from the date of public announcement through the effective date of the Tender Offer and the aggregate exercise price of the Shares subject to the Participant's options; provided, however, that the Company's obligation to repurchase any of such options shall be subject to any limitation or prohibition contained in any agreement to which the Company is a party; or (iv) within ten (10) days of receipt of notice from the Company of a Change in Control (which notice shall be furnished promptly upon the Company receiving notice of the Change in Control), provide the Company with written notice that the Company shall be obliged to repurchase all of the Plan Participant's options granted under the Plan, whether vested or not, by paying a net purchase price equal to the difference between the aggregate Fair Market Value of the Shares subject to the Participant's options on the date of the Change in Control of the Company and the aggregate exercise price of the Shares subject to the Participant's options; provided, however, that the Company's obligation to repurchase any of such options shall be subject to any limitation or prohibition contained in any agreement to which the Company is a party. For purposes of this
Section 7(b), a Change in Control of the Company shall mean (a) an event or series of events by which any "Person," as that term is defined in Section 2(2) of the Securities Act of 1933, or any affiliate of such Person (when applied to any Person, an affiliate shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person) or Persons and affiliates of such Persons acting in concert shall, whether in a single transaction or a series of related transactions, acquire, directly or indirectly, an amount of the Company's voting stock, representing thirty-five percent (35%) or more of the total voting power of the outstanding voting securities of the Company having the right under ordinary circumstances to vote in an election of the Company's Board, or
(b) the consummation of a merger, reorganization or recapitalization in which the Company is the surviving entity that results in the Company's shareholders immediately prior to such transaction not holding (by virtue of such shares or securities issued pursuant to such transaction) securities representing sixty-five percent (65%) or more of the total voting power of the outstanding voting securities of the Company having the right under ordinary circumstances to vote in an election of the Company's Board.

 (c) In the event of the dissolution or liquidation of the Company (except a dissolution or liquidation relating to a sale of assets or other reorganization of the Company referred to in the preceding paragraph), outstanding options granted under the Plan shall terminate as of a date fixed by the Committee; provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each Participant and each such Participant shall have the right during such period to exercise his option as to all or any part of the Shares covered thereby, including Shares as to which such option would not otherwise be exercisable by reason of an insufficient lapse of time.

 (d)   Notwithstanding the exercise provisions in Subsections (a),
(b) and (c) above, should the Company's legal counsel determine that an extension of time for the exercise of any option is necessary in order to allow the Participant to acquire the Shares subject to any option in compliance with federal and state securities laws, the Committee shall extend said time of exercise for whatever additional period of time is necessary, in counsel's judgment, to allow such compliance.

  8. Termination of Employment; Vesting and Exercise of Options Thereafter. (a) In the event the employment relationship of a Plan Participant with the Company or any of its subsidiaries is terminated by reason of the Participant's death or permanent disability, all unvested options shall be accelerated and become fully vested on such date of termination, and the Participant, or the Participant's designated beneficiary or estate, shall have two (2) years from such date of termination to acquire the Shares subject to all of the Participant's unexercised options, or any part thereof.

 (b) If a Plan Participant terminates the employment relationship by reason of resignation from the Company for any reason, the Participant shall have one (1) year from such date of termination to exercise all unexercised options, or any part thereof, which had fully vested on or before the date of the Participant's resignation.

 (c) In the event a Participant, who has been employed with the Company for one (1) year or more, is terminated by the Company for any reason other than for "Just Cause," as that term is defined in Section 8(d) below, each option, or any part thereof, scheduled to vest on the succeeding anniversary date of the date of grant of the respective option following the date on which such termination occurs shall be accelerated and become fully vested on the date of termination, and the Participant shall have two (2) years from the date of termination to acquire the Shares subject to unexercised options, or any part thereof, which are or are deemed to be exercisable on the date of termination. For any Participant who has been employed by the Company for less than one (1) year, the Participant shall have thirty (30) days, or seven (7) months if the Participant is an officer, director or more than 10% beneficial owner of the Company (the "Corporate Insider"), from the date of termination of employment by the Company for any reason other than Just Cause in which to exercise only those options, or part thereof, which had fully vested on or before such date of termination.

 (d) If the Participant is terminated by the Company for Just Cause, the Participant shall have ninety (90) days, or seven (7) months if such Participant is a Corporate Insider, from the date of termination to exercise only those options, or any part thereof, which had fully vested on or before the date of termination. For purposes of the Plan, the term "Just Cause" shall mean: (i) a Participant's conviction for a felony or for fraud; (ii) a Participant engaging in any conduct, by way of act or omission, which in the opinion of the Company's Board has the potential to cause, or does cause, a material adverse effect on the Company's business; (iii) a Participant failing to return from authorized leave from the Company; (iv) a Participant being found to be under the influence of, or to have distributed, any illegal narcotic substance while on the Company's premises, including any project site of the Company; (v) a Participant acting dishonestly or committing theft of Company property; or
(vi) the work performance of a Participant failing to meet
Company standards.

  9. Non-Transferability of Option. No option shall be transferable (including pledged or encumbered) by a Participant otherwise than by will or the laws of descent and distribution, and each option shall be exercisable during a Participant's lifetime only by the Participant or by the Participant's legal representatives.

  10. Amendments and Discontinuance. The Board may amend, suspend, discontinue, or terminate the Plan, subject to shareholder approval if so required by any applicable federal or state securities laws or corporate statute. No action of the Board, however, may without the consent of a Participant alter or impair any option previously granted to the Participant under the Plan.

  11. Successors and Assigns. The provisions of the Plan shall be binding upon all successors and assigns of any Participant acquiring shares under the Plan, including, without limitation, the estate of any such Participant and the executors, administrators or trustees of such estate, and any receiver, trustee in bankruptcy or representative of the creditors of any such Participant.

  12. Termination Date of the Plan. The Plan shall terminate on May 28, 1998, the fifth anniversary of the Effective Date (the "Termination Date"), and no options shall be granted under the Plan subsequent to the Termination Date. Options granted on or before the Termination Date shall remain exercisable after the termination of the Plan in accordance with their respective terms.

  13. Miscellaneous. (a) Any and all funds held by the Company under the Plan may be used for any corporate purpose.

  (b) Nothing contained in the Plan, any option agreement executed in connection with the Plan or any option granted under the Plan shall confer upon any Plan Participant any right to be continued in the employment of the Company or any subsidiary of the Company, or interfere in any way with the right of the Company or its subsidiaries to terminate the employment relationship at any time.

  (c) Options granted under the Plan are intended to be treated as non-qualified stock options and not as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

  (d) No options may be granted nor may common stock be purchased under this Plan until the Company has taken all actions then required to comply with the Securities Act of 1933, as amended, and any other applicable state securities laws and any exchange on which the common stock may be listed.

  (e) The Company shall take any reasonable and appropriate action which is necessary, including, without limitation, the filing of a Form S-8 Registration Statement with the Securities and
Exchange Commission, to effect the registration of the Company's common stock reserved for issuance under this Plan under the Securities Act of 1933, as amended.

  (f) In the event that any term, condition, or provision of any agreement, including, without limitation, an employment agreement, between the Company and a Plan Participant varies from, or is in any way dissimilar to or in conflict with, any of the terms, conditions or provisions of the Plan, the terms, conditions and provisions of any such agreement will control.

As Amended through April 18, 1995